Exhibit 21.1

LIST OF SUBSIDIARIES
Jurisdiction of
	Name of Subsidiary	Organization
1.	BLUELINX CORPORATION	Georgia

2.	BLUELINX FLORIDA LP	Florida

3.	BLUELINX FLORIDA HOLDING NO. 1 INC.	Georgia

4.	BLUELINX FLORIDA HOLDING NO. 2 INC.	Georgia

5.	BLUELINX BUILDING PRODUCTS CANADA LTD.	British Columbia, Canada

6.	BLX REAL ESTATE LLC	Delaware

7.	ABP AL (MIDFIELD) LLC	Delaware

8.	ABP AR (LITTLE ROCK) LLC	Delaware

9.	ABP CA (CITY OF INDUSTRY) LLC	Delaware

10.	ABP CA (NATIONAL CITY) LLC	Delaware

11.	ABP CO II (DENVER) LLC	Delaware

12.	ABP FL (LAKE CITY) LLC	Delaware

13.	ABP FL (MIAMI) LLC	Delaware

14.	ABP FL (PENSACOLA) LLC	Delaware

15.	ABP FL (TAMPA) LLC	Delaware

16.	ABP FL (YULEE) LLC	Delaware

17.	ABP GA (LAWRENCEVILLE) LLC	Delaware

18.	ABP IA (DES MOINES) LLC	Delaware

19.	ABP IL (UNIVERSITY PARK) LLC	Delaware

20.	ABP IN (ELKHART) LLC	Delaware

21.	ABP KY (INDEPENDENCE) LLC	Delaware

22.	ABP LA (SHREVEPORT) LLC	Delaware

23.	ABP LA (NEW ORLEANS) LLC	Delaware

24.	ABP MA (BELLINGHAM) LLC	Delaware

25.	ABP MD (BALTIMORE) LLC	Delaware

26.	ABP ME (PORTLAND) LLC	Delaware

27.	ABP MI (DETROIT) LLC	Delaware

28.	ABP MI (GRAND RAPIDS) LLC	Delaware

29.	ABP MN (MAPLE GROVE) LLC	Delaware

30.	ABP MO (BRIDGETON) LLC	Delaware

31.	ABP MO (KANSAS CITY) LLC	Delaware

32.	ABP MO (SPRINGFIELD) LLC	Delaware

33.	ABP MS (PEARL) LLC	Delaware

34.	ABP NC (BUTNER) LLC	Delaware

35.	ABP NC (CHARLOTTE) LLC	Delaware

36.	ABP NJ (DENVILLE) LLC	Delaware

37.	ABP NY (YAPHANK) LLC	Delaware

38.	ABP OH (TALLMADGE) LLC	Delaware

39.	ABP OK (TULSA) LLC	Delaware

40.	ABP PA (ALLENTOWN) LLC	Delaware

41.	ABP PA (STANTON) LLC	Delaware

42.	ABP SC (CHARLESTON) LLC	Delaware

43.	ABP TN (ERWIN) LLC	Delaware

44.	ABP TN (MEMPHIS) LLC	Delaware

45.	ABP TN (MADISON) LLC	Delaware

46.	ABP TX (EL PASO) LLC	Delaware

47.	ABP TX (FORT WORTH) LLC	Delaware

48.	ABP TX (HARLINGEN) LLC	Delaware

49.	ABP TX (HOUSTON) LLC	Delaware

50.	ABP TX (LUBBOCK) LLC	Delaware

51.	ABP TX (SAN ANTONIO) LLC	Delaware

52.	ABP VA (RICHMOND) LLC	Delaware

53.	ABP VA (VIRGINIA BEACH) LLC	Delaware

54.	ABP VT (SHELBURNE) LLC	Delaware

55.	ABP WI (WAUSAU) LLC	Delaware

56.	BLX SC (CHARLESTON) LLC	Delaware

57.	ELKHART IMH LLC	Georgia

58.	INDUSTRIAL REDEVELOPMENT FUND LLC	Georgia